                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                         NATIONAL INTERSTATE CORPORATION
                      (Effective as of ____________ 2004)

                                TABLE OF CONTENTS

SHAREHOLDERS............................................................................      1
   Section 1.        Annual Meeting.....................................................      1
   Section 2.        Special Meetings...................................................      1
   Section 3.        Notice of Meetings.................................................      1
   Section 4.        Quorum; Adjournment................................................      2
   Section 5.        Action Without a Meeting...........................................      2
   Section 6.        Proxies............................................................      2
   Section 7.        Approval and Ratification of Acts of Officers and Directors........      2
   Section 8.        Order of Business..................................................      2
BOARD OF DIRECTORS......................................................................      4
   Section 9.        Number and Classification; Election; Term of Office................      4
   Section 10.       Vacancies..........................................................      4
   Section 11.       Nomination of Candidates for Election as Directors.................      4
   Section 12.       Organization Meeting...............................................      5
   Section 13.       Regular Meetings...................................................      5
   Section 14.       Special Meetings...................................................      5
   Section 15.       Quorum; Adjournment................................................      5
   Section 16.       Action Without a Meeting...........................................      5
   Section 17.       Deadlock of Board of Directors.....................................      6
   Section 18.       Committees.........................................................      6
OFFICERS................................................................................      7
   Section 19.       Election and Designation of Officers...............................      7
   Section 20.       Term of Office; Vacancies..........................................      7
   Section 21.       Chairman of the Board..............................................      7
   Section 22.       President..........................................................      7
   Section 23.       Vice Presidents....................................................      7
   Section 24.       Secretary..........................................................      7
   Section 25.       Treasurer..........................................................      7
   Section 26.       Other Officers.....................................................      8
   Section 27.       Delegation of Authority and Duties.................................      8
COMPENSATION OF AND TRANSACTIONS WITH...................................................      8
DIRECTORS, OFFICERS, AND EMPLOYEES......................................................      8
   Section 28.       Directors and Members of Committees................................      8
   Section 29.       Officers and Employees.............................................      8
   Section 30.       Transactions with Directors, Officers, and Employees...............      8
INDEMNIFICATION.........................................................................      9
   Section 31.       Third-Party Actions................................................      9
   Section 32.       Derivative Actions.................................................      9
   Section 33.       Rights After Successful Defense....................................     10
   Section 34.       Other Determinations of Rights.....................................     10
   Section 35.       Advances of Expenses...............................................     10
   Section 36.       Purchase of Insurance..............................................     10
   Section 37.       Mergers............................................................     10
   Section 38.       Heirs; Non-Exclusivity.............................................     11

RECORD DATE.............................................................................     11
   Section 39.       Record Date........................................................     11
CERTIFICATES FOR SHARES.................................................................     11
   Section 40.       Form of Certificates and Signatures................................     11
   Section 41.       Transfer of Shares.................................................     12
   Section 42.       Lost, Stolen, or Destroyed Certificates............................     12
   Section 43.       Transfer Agent and Registrar.......................................     12
AUTHORITY TO TRANSFER AND VOTE SECURITIES...............................................     12
   Section 44.       Authority..........................................................     12
CORPORATE SEAL..........................................................................     12
   Section 45.       Corporate Seal.....................................................     12
AMENDMENTS..............................................................................     12
   Section 46.       Amendments.........................................................     12

                                     Form of

                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                         NATIONAL INTERSTATE CORPORATION
                                 (______, 2004)

                                  SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of Directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held in the place described in the Articles of Incorporation as the place where the principal office of the Corporation is or is to be located, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting, at such time and on such date as the Board of Directors may determine.

      Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be held on any business day when called by the Chairman of the Board, the President (or in case of the President's incapacitation or disability, the Secretary), the Board of Directors acting at a meeting, a majority of the Directors acting without a meeting, or persons who hold fifty percent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of all shareholders, that officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after receipt of the request, as that officer may fix; if the notice is not given within thirty days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m., and shall be held at the principal office of the Corporation unless the meeting is called by the Directors, acting with or without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio designated by the Board of Directors and specified in the notice of the meeting.

      Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary, an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give the notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the date next preceding the date on which notice is given or, if a record date is duly fixed, of record as of that date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the

Corporation. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the Corporation. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

      Section 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for the meeting, except that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

      Section 5. Action Without a Meeting. In addition and subject to the provisions of Section 46 for the amendment of these Regulations, or the adoption of new Regulations, by written consent, any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by or on behalf of, all the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

      Section 6. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the Corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

      Section 7. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation, these Regulations, or by law, any contract, action, or transaction, prospective or past, of the Corporation or of the Board of Directors or of any Director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, action, or transaction and entitled to vote in the election of Directors (without regard to voting powers that may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

      Section 8. Order of Business.

      (a) The Chairman of the Board, or such other officer of the Corporation as may be designated by the Board of Directors, will call meetings of the shareholders to order and will preside at the meetings. The presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting, including (i) limiting the persons (other than shareholders and their duly appointed proxies) who may attend the meeting and (ii) establishing rules of conduct and such other procedures as the presiding officer may deem appropriate for the orderly conduct of the meeting.

      (b) At an annual meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Section 3,
(ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with Section 8(c).

      (c) For business to be properly requested by a shareholder to be brought before an annual meeting of the shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice of the annual meeting and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth
(60th) calendar day, and not earlier than the opening of business on the ninetieth (90th) calendar day, prior to the annual meeting; except that, if the first public announcement of the date of the annual meeting is not made at least one hundred days prior to the date of the annual meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth calendar day after the first public announcement of the date of the annual meeting and not earlier than the opening of business on the one hundred twentieth (120th) calendar day prior to the annual meeting. A shareholder's notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting, (A) a description in reasonable detail of the business proposed to be brought before the meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares that are owned of record and beneficially by the shareholder and by any such beneficial owner, and (D) any material interest that the shareholder or any such beneficial owner may have in the business. This Section 8(c) will not affect any rights that the shareholder may have under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to request the inclusion of proposals in the Corporation's proxy statement.

      (d) At a special meeting of the shareholders, only such business as is properly brought before the meeting will be conducted. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Section 2 or
Section 3, or (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors.

      (e) The determination of whether any business sought to be brought before any annual meeting or special meeting of the shareholders is properly brought in accordance with this Section 8 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.

                               BOARD OF DIRECTORS

      Section 9. Number and Classification; Election; Term of Office. The Board of Directors shall consist of no less than eight and no more than thirteen members. The Directors shall be divided into two classes. The number of Directors in each class may be fixed or changed (a) by the shareholders at any meeting of shareholders called to elect Directors at which a quorum is present, by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote in the election of Directors, except that, if the Board of Directors has not, by the vote of a majority of the Directors then in office, approved the change in the number of Directors prior to the meeting, the vote of the holders of eighty percent of the shares outstanding and entitled to vote in the election of Directors will be required to approve the change, or (b) by the Board of Directors by the vote of a majority of the Directors then in office, except that, after the number of Directors in any class has been fixed by the shareholders, the Directors may not increase or decrease the number of Directors in any class by more than one. A separate election shall be held for each class of Directors at any meeting of shareholders at which a member or members of more than one class of Directors is being elected. At each annual election, the Directors elected to the class whose terms shall expire in that year shall hold office for a term of two years and until their respective successors are elected. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.

      Section 10. Vacancies. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any such vacancy for the balance of the unexpired term.

      Section 11. Nomination of Candidates for Election as Directors.

      (a) At a meeting of the shareholders at which Directors are to be elected, only persons properly nominated as candidates will be eligible for election as Directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with Section 11(b).

      (b) For a shareholder to properly nominate a candidate for election as a Director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice of the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of Directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth calendar day, and not earlier than the opening of business on the ninetieth calendar day, prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least one hundred days prior to the date of the meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth calendar day after the first public announcement of the date of the meeting and not earlier than the opening of business on the one hundred twentieth calendar day prior to the meeting. A shareholder's notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a Director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

      Section 12. Organization Meeting. Promptly following each annual meeting of the shareholders, the newly elected Directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

      Section 13. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be determined by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

      Section 14. Special Meetings. Special meetings (including "telephone" or "video" meetings) of the Board of Directors may be held at any time within or without the State of Ohio (or through use of telephone or other communications equipment if all persons participating can hear each other) upon call by the Chairman of the Board, the President, a Vice President, or any two Directors. Written notice of the time and place of each special meeting shall be given to each Director either by personal delivery or by mail, telegram, or cablegram at least six hours before the meeting (except in cases of special emergency necessitating immediate action, in which case any reasonable notice shall be sufficient, or unless a majority of the Directors agree to a shorter notice), which notice need not specify the purposes of the meeting, except that attendance of any Director at any special meeting (or participation in a meeting employing telephone or other communications equipment) without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Director of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any Director, which writing shall be filed with or entered upon the records of the Corporation. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

      Section 15. Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of a majority of the Directors then in office, except that a majority of the Directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as the Articles of Incorporation or these Regulations otherwise expressly provide.

      Section 16. Action Without a Meeting. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in writings or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

      Section 17. Deadlock of Board of Directors. In the event that the Board of Directors is comprised of an even number of Directors and a majority of the Board of Directors, after good faith deliberations in two consecutive meetings, cannot agree upon the resolution of an issue that is material to the Corporation, then the Board of Directors, after a thirty (30) day "cooling off" period during which the issue shall be reconsidered in good faith, shall promptly increase the number of Directors by one, as permitted pursuant to
Section 9(b), and unanimously appoint another independent Director (as defined by applicable Securities and Exchange Commission and NASDAQ rules) to the Board of Directors. Should the Directors by unanimous action fail to agree upon the appointment of the additional independent Director after good faith deliberations in two consecutive meetings, then the Board of Directors shall promptly nominate an independent Director candidate (as defined by applicable Securities and Exchange Commission and NASDAQ rules) for consideration and appointment to the Board of Directors by a majority vote of the shareholders. Notwithstanding the foregoing, nothing shall preclude any one shareholder or group of shareholder's with ownership of ten percent or more of the Corporation's outstanding shares from nominating any candidate for election as a director without regard to the procedures otherwise applicable to shareholder nominations of candidates for directors. For the purposes of this Section 17, an issue will be deemed to be "material" if at least one-half of the Directors then in office determine in good faith that it is material to the long-term interest of the Corporation. The new independent Director shall meet the qualifications established by the nominating/corporate governance committee for Director-nominees, shall be appointed to Class I or Class II (whichever has the shorter term then remaining) and shall have all of the rights and responsibilities of every other Director. Following the appointment of the independent Director, the Board of Directors shall reconsider and revote upon the issue that gave rise to the deadlock. Nothing in this section shall be construed to limit or alter a Director's fiduciary duties to the Corporation.

      Section 18. Committees. The Board of Directors may at any time appoint from its members a Compensation, Audit, Nominating/Governance or other committee or committees, consisting of such number of members, not less than three of the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each committee member and each alternate shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the Corporation shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the Directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe rules for calling and holding meetings, including telephonic or video meetings, and for meeting procedures, and may act at a meeting, including a telephonic or video meeting, by a majority of its members or without a meeting by a writing or writings signed by all of its members.

                                    OFFICERS

      Section 19. Election and Designation of Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board shall be a Director, and no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

      Section 20. Term of Office; Vacancies. Each officer of the Corporation shall hold office until the next organization meeting of the Board of Directors and until his successor is elected or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Directors then in office. Any vacancy in any office may be filled by the Board of Directors.

      Section 21. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

      Section 22. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the Corporation. The President may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

      Section 23. Vice Presidents. The Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

      Section 24. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. The Secretary shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

      Section 25. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Corporation and shall do with this property as may be ordered by the Board of Directors. The Treasurer shall keep accurate financial accounts and hold them open for the inspection and examination of the

Directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

      Section 26. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

      Section 27. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officers to any other officer and generally to control the actions of the officers and to require the performance of duties in addition to those mentioned herein.

                      COMPENSATION OF AND TRANSACTIONS WITH
                       DIRECTORS, OFFICERS, AND EMPLOYEES

      Section 28. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or at each meeting of the committee or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by, or pursuant to authority conferred by, the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no members of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting such person's own compensation as a Director, member of a committee of the Board of Directors, officer, or employee are to be determined.

      Section 29. Officers and Employees. The compensation of officers and employees of the Corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the Corporation, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

      Section 30. Transactions with Directors, Officers, and Employees. No contract, action, or transaction shall be void, or be voidable by the Corporation, for the reason that it is between the Corporation and one or more of the Directors, officers, or employees of the Corporation or is between or affects the Corporation and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the Directors, officers, or employees of the Corporation are Directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested Directors, officers, or employees of the Corporation participate in a vote at the meeting of the Board of Directors or a committee thereof that authorizes the contract, action, or transaction if, in any such case, the contract, action, or transaction is approved, ratified or authorized in the manner prescribed in these Regulations or by law, or if, in any such case, the contract, action, or transaction is fair as to the Corporation as of the time it is authorized or approved by the Director, a committee of the Board of Directors, or the shareholders.

                                 INDEMNIFICATION

      Section 31. Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that his or her conduct was unlawful.

      Section 32. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to be the best interests of the Corporation, except that:

(a) no indemnification of a Director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that such person's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

(b) no indemnification of an officer, employee, or agent regardless of such person's status as a Director, shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

      Section 33. Rights After Successful Defense. To the extent that a Director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 31 or Section 32, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Section 34. Other Determinations of Rights. Except in a situation governed by Section 33, any indemnification under Section 31 or Section 32 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 31 or
Section 32. The determination shall be made (a) by a majority vote at a meeting of Directors of those Directors who constitute a quorum and who were not and are not parties to or threatened with any such action, suit, or proceeding or (b) if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Corporation) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

      Section 35. Advances of Expenses. Expenses (including attorneys' fees) incurred in defending any action, suit, or proceeding referred to in Section 31 or Section 32 may be paid to a Director, trustee, officer, employee, or agent of the Corporation by the Corporation in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of the Director, trustee, officer, employee, or agent to cooperate with the Corporation concerning the action, suit or proceeding and to repay the amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation.

      Section 36. Purchase of Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self-insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Section or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

      Section 37. Mergers. Unless otherwise provided in the agreement of merger pursuant to which there is a merger into this Corporation of a constituent corporation that, if its separate existence had continued, would have been required to indemnify Directors, trustees, officers, employees, or agents in specified situation, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) to the same extent such person would have been entitled to indemnification by the constituent corporation, if its separate existence had continued.

      Section 38. Heirs; Non-Exclusivity. The indemnification provided by Sections 31 through 38 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   RECORD DATE

      Section 39. Record Date. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Section, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefore, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be.

                             CERTIFICATES FOR SHARES

      Section 40. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by such person in the Corporation, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Corporation whose manual or facsimile signature is affixed to a certificate ceases to be that officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

      Section 41. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

      Section 42. Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed; the Board of Directors or any appropriate officer appointed by the Board may, however, in their discretion, require the owner, or the owner's legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

      Section 43. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

      Section 44. Authority. The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer of the Corporation, and each such officer are authorized to sign the name of the Corporation and to perform all acts necessary to effect on behalf of the Corporation a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                 CORPORATE SEAL

      Section 45. Corporate Seal. The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the Corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the Corporation and the words "corporate seal."

                                   AMENDMENTS

      Section 46. Amendments. These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, except that, in any case, any amendment of the first sentence of Section 2, any amendment of
Section 3, any amendment of Section 8, any amendment of Section 9, any amendment of Section 10, any amendment of Section 11, any amendment of Section 17, and any amendment of this Section 46 will require the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal, unless the Board of Directors, by the vote of a majority of the Directors then in office, approves the amendment.